Entergy
639 Loyola Avenue
New Orleans, LA 70113

Exhibit 99.1

Date:	April 26, 2017

For Release:	Immediately

Contact:	Kay Jones (Media) (504) 576-4238 cjone22@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports First Quarter Earnings
First quarter results in line with expectations; 2017 guidance affirmed

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported first quarter 2017 earnings per share of 46 cents on an as-reported basis and 99 cents on an operational basis, including an estimated negative (16) cents effect from unusually mild weather.

“Entergy’s first quarter results are in line with our expectations and we are affirming our full-year guidance,” said Entergy Chairman and Chief Executive Officer Leo Denault. “These results are a good start to another important year for Entergy as we build on the momentum from last year’s achievements. We are confident that we have the right strategy, leadership and workforce to deliver on our operational plan and financial outlooks.”

Business highlights included the following:

•	The sale of EWC’s FitzPatrick plant to Exelon Generation was completed on March 31, 2017.

•	The settlement on Indian Point is being implemented on the agreed-upon schedule.

Table of Contents Page
News Release1
Appendices9
A: Consolidated Results and Special Items10
B: Variance Analysis12
C: Utility Financial and Operational Measures14
D: EWC Financial and Operational Measures16
E: Consolidated Financial Measures17
F: Definitions, Abbreviations and Acronyms18
G: GAAP to Non-GAAP Reconciliations23
Financial Statements26

•
ELL signed a purchase and sale agreement for an approximately 360 megawatt gas-fired CT. Washington Parish Energy Center One, LLC, a subsidiary of Calpine Corporation, will construct the plant and ELL will purchase the plant once it is complete. The transaction is expected to close in 2021.

•	EAI and ELL made primary selections from proposals offered in response to their RFPs for renewable resources.

•	The PUCT issued a final order in our TCRF filing.

•	Moody’s upgraded Entergy Corporation’s issuer rating to Baa2 from Baa3.

•	Entergy was included in Corporate Responsibility Magazine’s annual list of the 100 Best Corporate Citizens.

Consolidated Earnings (GAAP and Non-GAAP Measures)
First Quarter 2017 vs. 2016 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of special items)
	First Quarter
	2017	2016	Change
As-Reported Earnings ($ in millions)	82.6	230.0	(147.4)
Less Special Items	(95.1)	(12.9)	(82.2)
Operational Earnings	177.7	242.8	(65.1)
Estimated Weather Impact (after-tax)	(29.2)	(25.4)	(3.8)

As-Reported Earnings (per share in $)	0.46	1.28	(0.82)
Less Special Items	(0.53)	(0.07)	(0.46)
Operational Earnings	0.99	1.35	(0.36)
Estimated Weather Impact	(0.16)	(0.14)	(0.02)

Totals may not foot due to rounding

Consolidated Results

For first quarter 2017, the company reported earnings of 46 cents per share on an as-reported basis and EPS of 99 cents on an operational basis, as compared to first quarter 2016 EPS of $1.28 on an as-reported basis and operational EPS of $1.35.

Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly variances is provided in Appendix B.

Utility, Parent & Other Results

For first quarter 2017, Utility EPS were 92 cents on both an as-reported basis and an operational basis. In first quarter 2016, Utility as-reported and operational EPS were $1.09. The current period results reflected the effects of new rate actions to recover investments that benefit customers. However, the impacts of higher operating expenses and weather led to the overall decline in results.

Net revenue increased quarter-over-quarter, driven by regulatory actions across the utility jurisdictions, including EAI’s 2017 FRP rate changes. Sales volume declined due to lower residential and commercial sales across the service territory, including the effects of weather.

Industrial sales growth was positive. Growth from new and expanding customers was partly offset by lower sales to existing customers, primarily in the refining segment. Sales to refiners were down on customer outages, which were expected.

Utility non-fuel O&M increased quarter-over-quarter. First quarter 2016 included a favorable deferral of previously-expensed costs which resulted from EAI’s rate case order. In 2017, fossil spending was higher, primarily related to the acquisition of Union in March of last year. Higher spending on nuclear operations was largely offset by lower regulatory compliance costs at ANO.

In first quarter 2017, Parent & Other reported a loss of (30) cents per share on both an as-reported basis and an operational basis. In first quarter 2016, Parent & Other reported an as-reported and operational loss of (25) cents per share.

On a combined basis, Utility, Parent & Other EPS were 62 cents on an as-reported basis and 83 cents on an adjusted basis. In first quarter 2016, Utility, Parent & Other as-reported EPS were 84 cents and adjusted EPS were 95 cents. Adjusted earnings exclude special items and the effects of weather and normalize income taxes.

Appendix C contains additional details on Utility financial and operational measures, including a schedule of Utility, Parent & Other adjusted earnings and EPS.

Entergy Wholesale Commodities Results

For first quarter 2017, EWC recorded a loss of (16) cents per share on an as-reported basis and operational EPS of 37 cents. For the comparable period in 2016, EWC earned 44 cents per share on an as-reported basis and operational EPS of 51 cents.

The decrease in EWC’s as-reported results was due largely to impairments and other items recorded as a result of strategic decisions for the wholesale business. Impairments were for fuel purchases and refueling outage costs as well as capital spending. First quarter 2017 as-reported results also included items which resulted from the FitzPatrick transaction, including a gain on that sale and an income tax benefit. All of these were considered special items and excluded from operational earnings.

Excluding the items above, earnings from FitzPatrick’s operations declined. The plant was sold on March 31, 2017.

From the remaining plants, net revenue declined due to lower power prices. This was partially offset by lower nuclear fuel costs, which were affected by impairments. Non-fuel O&M reflected lower refueling outage expense, which was also affected by impairments. Decommissioning expense increased due primarily to the transfer of Indian Point 3 liability from NYPA. This was partially offset by an increase in other income, which was due to earnings on decommissioning trusts.

Appendix D contains additional details on EWC financial and operational measures, including a schedule of EWC operational adjusted EBITDA calculations.

Earnings Guidance

Entergy affirmed its 2017 operational guidance in the range of $4.75 to $5.35 per share and Utility, Parent & Other adjusted EPS guidance range of $4.25 to $4.55. See webcast presentation slides for additional details.

The company has provided 2017 earnings guidance with regard to the non-GAAP measures of operational EPS and Utility, Parent & Other adjusted EPS. These measures exclude from the corresponding GAAP financial measures the effect of special items as described below under “Non-GAAP Financial Measures”. The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot reasonably estimate all of the special items that may occur for the periods presented. The company’s current estimate for special items in 2017 relates to the decisions to close or sell its merchant nuclear plants; those anticipated special items are expected to decrease as-reported EPS by approximately $2.10 per share. Other special items may occur during the periods presented, the impact of which cannot reasonably be estimated at this time.

Earnings Teleconference

A teleconference will be held at 10 a.m. Central Time on Wednesday, April 26, 2017, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 56943997, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through May 3, 2017, by dialing 855-859-2056, conference ID 56943997. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $10.8 billion and nearly 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago stock exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

For definitions of certain operational measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see
Appendix F and Appendix G.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release and the presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP measures in this news release could differ from GAAP only in that the figure or ratio states or includes operational earnings. Operational earnings are not calculated in accordance with GAAP because they exclude the effect of “special items.” Special items are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, and may include items such as impairment, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as Entergy’s recent decisions to shut down or sell its merchant nuclear plants. Operational earnings per share are presented for each of Entergy’s reportable business segments as well as on a consolidated basis. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax effected interest expense; operational net revenue; return on average invested capital; and return on average common equity are included on both an operational and as-reported basis. In each case, the metrics defined as “operational” would exclude the effect of special items as defined above. Entergy also reports Utility, Parent & Other adjusted earnings and earnings per share, which exclude from GAAP earnings the special items described above and weather and normalizes tax expense for the periods presented. Management believes that financial metrics calculated using operational earnings or otherwise adjusted as described above could provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and could assist investors in comparing Entergy’s operating performance to the operating performance of others in the Utility sector.

Other non-GAAP measures, including adjusted EBITDA; operational adjusted EBITDA; gross liquidity; debt to capital ratio, excluding securitization debt; net debt to net capital ratio, excluding securitization debt; parent debt to total debt ratio, excluding securitization debt; debt to operational adjusted EBITDA, excluding securitization debt; operational FFO to debt ratio, excluding securitization debt; are measures Entergy uses internally for management and board discussions and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data could provide useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and could assist investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector.

The non-GAAP financial measures and other reported adjusted items in this release are presented in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, could provide a more complete understanding of factors and trends affecting Entergy’s business. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2017 earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory costs and risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental or energy policies; and (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions, during the periods covered by the forward-looking statements.

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First Quarter 2017 Earnings Release Appendices and Financial Statements

Appendices
Seven appendices are presented in this section as follows:

•	A: Consolidated Results and Special Items

•	B: Variance Analysis

•	C: Utility Financial and Operational Measures

•	D: EWC Financial and Operational Measures

•	E: Consolidated Financial Measures

•	F: Definitions, Abbreviations and Acronyms

•	G: GAAP to Non-GAAP Reconciliations

Also included in this earnings release are:

•	Financial Statements

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated EPS, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures First Quarter 2017 vs. 2016 (See Appendix A-3 and Appendix A-4 for details on special items)
(Per share in $)
	First Quarter
	2017	2016	Change
As-reported
Utility	0.92	1.09	(0.17)
Parent & Other	(0.30)	(0.25)	(0.05)
EWC	(0.16)	0.44	(0.60)
Consolidated as-reported earnings	0.46	1.28	(0.82)

Less special items
Utility	—	—	—
Parent & Other	—	—	—
EWC	(0.53)	(0.07)	(0.46)
Consolidated special items	(0.53)	(0.07)	(0.46)

Operational
Utility	0.92	1.09	(0.17)
Parent & Other	(0.30)	(0.25)	(0.05)
EWC	0.37	0.51	(0.14)
Consolidated operational earnings	0.99	1.35	(0.36)
Estimated weather impact	(0.16)	(0.14)	(0.02)

Totals may not foot due to rounding

See Appendix B for detailed earnings variance analysis. See Appendix A-3 for special items by driver.

Appendix A-2 provides the components of OCF contributed by each business.

Appendix A-2: Consolidated Operating Cash Flow
First Quarter 2017 vs. 2016
($ in millions)
	First Quarter
	2017	2016	Change
Utility	558	459	99
Parent & Other	(176)	(62)	(114)
EWC	147	136	11
Total OCF	529	533	(3)

Totals may not foot due to rounding

OCF was relatively flat quarter-over-quarter. Reduced cash flow from the timing of recovery for fuel and purchased power at the Utility and lower net revenue at EWC (excluding revenue from the FitzPatrick reimbursement agreement) were largely offset by cash flow from income taxes and reduced spending on Vermont Yankee decommissioning. Intercompany income tax payments also contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both a net income basis and an EPS basis. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational EPS is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on earnings or EPS)
First Quarter 2017 vs. 2016
	First Quarter
	2017	2016	Change
(Pre-tax except for income tax effects and total, $ in millions)
EWC
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants	(230.9)	(19.9)	(211.0)
Gain on the sale of FitzPatrick	16.3	—	16.3
Income tax effect on adjustments above (a)	75.1	7.0	68.1
Income tax benefit resulting from FitzPatrick transaction	44.5	—	44.5
Total EWC	(95.1)	(12.9)	(82.2)

Total special items	(95.1)	(12.9)	(82.2)

(After-tax, per share in $) (b)
EWC
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants	(0.84)	(0.07)	(0.77)
Gain on the sale of FitzPatrick	0.06	—	0.06
Income tax benefit resulting from FitzPatrick transaction	0.25	—	0.25
Total EWC	(0.53)	(0.07)	(0.46)

Total special items	(0.53)	(0.07)	(0.46)

Totals may not foot due to rounding

(a)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply

(b)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the fully diluted average shares outstanding for the period

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
First Quarter 2017 vs. 2016
(Pre-tax except for Income taxes and Total, $ in millions)
	First Quarter
	2017	2016	Change
EWC
Net revenue	90.6	—	90.6
Non-fuel O&M	(120.3)	(11.5)	(108.8)
Taxes other than income taxes	(4.1)	(1.0)	(3.1)
Asset write-off and impairments	(211.8)	(7.4)	(204.4)
Gain on sale of assets	16.3	—	16.3
Miscellaneous net (other income)	14.6	—	14.6
Income taxes (c)	119.6	7.0	112.6
Total EWC	(95.1)	(12.9)	(82.2)

Total special items (after-tax)	(95.1)	(12.9)	(82.2)

Totals may not foot due to rounding

(c)
Income taxes include the income tax effect of the special items which were calculated using the estimated income tax rate that is expected to apply to each item as well as an income tax benefit which resulted from the FitzPatrick transaction

B: Variance Analysis
Appendix B provides details of as-reported and operational earnings variance analysis for Utility, Parent & Other, EWC and Consolidated.

Appendix B: As-Reported and Operational EPS Variance Analysis (d)
First Quarter 2017 vs. 2016
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera- tional
2016 earnings	1.09	1.09		(0.25)	(0.25)	0.44	0.51		1.28	1.35
Other income (deductions)-other	0.03	0.03		—	—	0.11	0.06	(e)	0.14	0.09
Preferred dividend requirements	0.01	0.01		—	—	—	—		0.01	0.01
Interest expense and other charges	0.02	0.02		(0.01)	(0.01)	—	—		0.01	0.01
Asset write-offs and impairments	—	—		—	—	(0.74)	—	(f)	(0.74)	—
Gain on sale of assets	—	—		—	—	0.06	—	(g)	0.06	—
Taxes other than income taxes	(0.03)	(0.03)		—	—	0.01	0.02		(0.02)	(0.01)
Depreciation/ amortization expense	(0.05)	(0.05)	(h)	—	—	0.01	0.01		(0.04)	(0.04)
Non-fuel O&M	(0.20)	(0.20)	(i)	—	—	(0.25)	0.15	(j)	(0.45)	(0.05)
Income taxes - other	(0.04)	(0.04)		(0.04)	(0.04)	0.26	0.01	(k)	0.18	(0.07)
Net revenue	0.10	0.10	(l)	—	—	0.10	(0.23)	(m)	0.20	(0.13)
Decommissioning expense	(0.01)	(0.01)		—	—	(0.16)	(0.16)	(n)	(0.17)	(0.17)
2017 earnings	0.92	0.92		(0.30)	(0.30)	(0.16)	0.37		0.46	0.99

Totals may not foot due to rounding

See appendix in the webcast slide presentation for additional details on EWC line item variances.

(d)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and then dividing by the fully diluted average shares outstanding for the period; income taxes - other represents income tax differences other than the tax effect of individual line items.

(e)
The increase was driven largely by realized earnings on decommissioning trust funds. Approximately 5 cents, classified as special item, was from gains on the receipt of nuclear decommissioning trust funds from NYPA in January 2017.

(f)
The decrease was due to an increase in impairments recorded for refueling outage costs, nuclear fuel purchases and capital expenditures (classified as special items and excluded from operational results).

(g)	The increase was due to a gain on the sale of FitzPatrick (classified as a special item and excluded from operational results).

(h)	The decrease was due largely to additions to plant in service, including the Union Power Station acquired in March 2016.

(i)
The decrease was due to several drivers. In first quarter 2016, EAI recorded a deferral for $18 million (pre-tax) for previously-expensed costs related to post Fukushima and flood barrier compliance. Fossil spending was higher for Union expenses (Union was acquired in March 2016) and overall higher scope of work. Compensation and benefits expense increased due partly to a revision to estimated incentive compensation expense in first quarter 2016. Expense associated with loss reserves also increased. Spending for nuclear operations was higher, but was largely offset by lower spending associated with regulatory compliance costs at ANO.

(j)
The as-reported decrease reflected higher expenses related to the agreement to sell FitzPatrick and other costs which resulted from decisions to close or sell EWC’s nuclear plants (classified as a special item and excluded from operational results). Partially offsetting was lower refueling outage expense, which was affected by impairments.

(k)	The as-reported increase resulted from the re-determination of FitzPatrick’s tax basis as a result of the sale of the plant (classified as a special item and excluded from operational results).

Utility As-Reported Net Revenue Variance Analysis 2017 vs. 2016 ($ EPS)
First Quarter
Estimated weather	(0.02)
Sales growth/pricing	0.09
Other	0.03
Total	0.10

(l)
The increase reflected full-quarter effects from the first quarter 2016 EAI rate case and rate actions associated with the Union acquisition (a portion of those increases was for Union operating expenses) as well as EAI’s FRP rate increase in 2017. EMI’s 2016 FRP and ETI’s TCRF rate changes also contributed. In addition, in first quarter 2016 EAI recorded a charge to reflect the estimated impact from a FERC order on opportunity sales case. Partially offsetting was lower volume, including the effects of weather.

(m)
The as-reported increase included cost reimbursements from the buyer related to the FitzPatrick sale (classified as special items and excluded from operational results). Operational revenue from FitzPatrick was also lower. Pricing for nuclear assets was also a factor in the decline. Partially offsetting was lower fuel expense, which was affected by impairments.

(n)
The decrease resulted primarily from the establishment of decommissioning liabilities at Indian Point 3 and FitzPatrick in August 2016 (resulted from agreement with NYPA to transfer decommissioning liabilities and associated trusts to Entergy). Revisions to the estimated decommissioning cost liabilities for Indian Point and Palisades in the fourth quarter 2016 also contributed to the decrease.

C: Utility Financial and Operational Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other adjusted earnings and EPS, which excludes the effects of special items and weather and normalizes income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted Earnings and EPS - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2017 vs. 2016 (See Appendix A for details on special items)
	First Quarter
	2017	2016	Change
($ in millions)
Utility as-reported earnings	164.7	194.9	(30.2)
Parent & Other as-reported earnings (loss)	(54.4)	(44.0)	(10.4)
UP&O as-reported earnings	110.3	151.0	(40.6)

Less:
Special items	—	—	—

Weather	(47.5)	(41.3)	(6.2)
Tax effect of weather (o)	18.3	15.9	2.4
Estimated weather impact (after-tax)	(29.2)	(25.4)	(3.8)

Other income tax items	(9.4)	6.0	(15.4)

UP&O adjusted earnings	148.9	170.3	(21.4)

(After tax, per share in $)
UP&O as-reported earnings	0.62	0.84	(0.22)
Less:
Special items	—	—	—
Weather	(0.16)	(0.14)	(0.02)
Other income tax items	(0.05)	0.03	(0.08)
UP&O adjusted earnings	0.83	0.95	(0.12)
Totals may not foot due to rounding

(o)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply to those adjustments

Appendix C-2 provides a comparative summary of Utility operational and financial measures.

Appendix C-2: Utility Operational and Financial Measures
First Quarter 2017 vs. 2016 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	First Quarter
	2017	2016	% Change	% Weather Adjusted (p)
GWh billed
Residential	7,637	8,137	(6.1)	(4.2)
Commercial	6,439	6,511	(1.1)	(1.7)
Governmental	593	600	(1.1)	(1.6)
Industrial	11,117	11,055	0.6	0.6
Total retail sales	25,786	26,303	(2.0)	(1.6)
Wholesale	3,022	3,140	(3.8)
Total sales	28,808	29,443	(2.2)

Number of electric retail customers
Residential	2,469,879	2,443,022	1.1
Commercial	355,138	350,136	1.4
Governmental	18,229	17,686	3.1
Industrial	41,043	40,823	0.5
Total retail customers	2,884,289	2,851,667	1.1

Net revenue ($ in millions)	1,404	1,375	2.1
Non-fuel O&M per MWh	20.97	$18.56	13.0

Appendix C-3: Utility Operational Measures
Last Twelve Months Retail Sales
	First Quarter
	2017	2016	% Change	% Weather Adjusted (p)
GWh billed
Residential	34,612	34,773	(0.5)	(1.1)
Commercial	29,125	29,138	—	(0.9)
Governmental	2,540	2,522	0.7	0.6
Industrial	45,801	45,031	1.7	1.7
Total retail sales	112,078	111,463	0.6	0.1

Totals may not foot due to rounding

(p)
The effects of weather were estimated using monthly heating degree days and cooling degree days from certain locations within each jurisdiction and comparing to “normal” weather based on 20 year historical data. The models used to estimate weather are updated periodically and subject to change.

D: EWC Financial and Operational Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted EBITDA.

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2017 vs. 2016
($ in millions)	First Quarter
	2017	2016	Change
Net income (loss)	(27)	80	(107)
Add back: interest expense	6	6	—
Add back: income taxes	(78)	52	(130)
Add back: depreciation and amortization	53	56	(3)
Subtract: interest and investment income	43	27	16
Add back: decommissioning expense	75	31	44
Adjusted EBITDA	(15)	199	(214)
Add back pre-tax special items for:
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants	231	20	211
Gain on the sale of FitzPatrick	(16)	—	(16)
Operational adjusted EBITDA	200	219	(19)

Totals may not foot due to rounding

Appendix D-2 provides a comparative summary of EWC operational and financial measures.

Appendix D-2: EWC Operational and Financial Measures
First Quarter 2017 vs. 2016 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	First Quarter
	2017	2016	% Change
Owned capacity (MW) (q)	4,800	4,880	(1.6)
GWh billed	8,363	9,246	(9.6)
As-reported net revenue ($ in millions)	494	466	6.0
Operational net revenue ($ in millions)	404	466	(13.3)

EWC Nuclear Fleet
Capacity factor	80%	90%	(11.1)
GWh billed	7,835	8,688	(9.8)
Production cost per MWh	$23.00	$21.91	5.0
Average energy and capacity revenue per MWh (r)	$55.15	$56.16	(1.8)
As-reported net revenue ($ in millions)	491	464	5.8
Operational net revenue ($ in millions)	401	464	(13.6)
Refueling outage days
FitzPatrick	42	—
Indian Point 2	—	25
Indian Point 3	19	—

(q)	Investments in wind generation were sold in November 2016; includes FitzPatrick, which was sold on 3/31/17

(r)	Average energy and capacity revenue per MWh excluding FitzPatrick was $55.27 in first quarter 2017 and $63.45 in first quarter 2016

See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures in this table are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures in this table are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items.

Appendix E: GAAP and Non-GAAP Financial Measures
First Quarter 2017 vs. 2016 (See Appendix G for reconciliation of GAAP to non-GAAP measures)

For 12 months ending March 31	2017	2016	Change
GAAP Measures
ROIC - as-reported	(1.3%)	0.7%	(2.0%)
ROE - as-reported	(8.4%)	(2.5%)	(5.9%)
Book value per share	$44.90	$52.38	($7.48)
End of period shares outstanding (millions)	179.4	178.7	0.7
Non-GAAP Measures
ROIC - operational	6.7%	5.8%	0.9%
ROE - operational	13.9%	10.4%	3.5%

As of March 31 ($ in millions)	2017	2016	Change
GAAP Measures
Cash and cash equivalents	1,083	1,092	(9)
Revolver capacity	4,185	3,794	391
Commercial paper	1,088	578	510
Total debt	15,611	15,092	519
Securitization debt	637	752	(115)
Debt to capital	65.4%	60.9%	4.5%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	71	77	(6)
Leases - Entergy’s share	397	359	38
Power purchase agreements accounted for as leases	166	195	(29)
Total off-balance sheet liabilities	634	631	3
Non-GAAP Measures
Debt to capital, excluding securitization debt	64.4%	59.7%	4.7%
Gross liquidity	5,268	4,886	382
Net debt to net capital, excluding securitization debt	62.7%	57.8%	4.9%
Parent debt to total debt, excluding securitization debt	21.1%	19.5%	1.6%
Debt to operational adjusted EBITDA, excluding securitization debt	4.4x	4.6x	(0.2x)
Operational FFO to debt, excluding securitization debt	17.3%	21.0%	(3.7%)

F: Definitions, Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operational measures, as well as GAAP and non-GAAP financial measures. Non-GAAP measures remove the effects of financial events that are not routine from commonly used financial measures.

Appendix F-1: Definitions
Utility Operational and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses and gas purchased for resale, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at end of period

EWC Operational and Financial Measures
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England, NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract, a portion of which may be capped through the use of risk management products

Appendix F-1: Definitions
EWC Operational and Financial Measures (continued)
GWh billed
Total number of GWh billed to customers and financially-settled instruments (does not include amounts from investment in wind generation that was accounted for under the equity method of accounting and which was sold in November 2016)

Net revenue	Operating revenue less fuel, fuel-related expenses and purchased power
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned and operated by EWC; investment in wind generation was sold in November 2016
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim (May 31, 2019), Palisades (Oct. 1, 2018), Indian Point 2 (April 30, 2020) and Indian Point 3 (April 30, 2021)

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim (May 31, 2019), Palisades (Oct. 1, 2018), Indian Point 2 (April 30, 2020) and Indian Point 3 (April 30, 2021)

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling net income attributable to Entergy Corporation divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI and Hurricane Isaac at ENOI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes excluding decommissioning expense; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Adjusted EPS	As-reported EPS excluding special items and weather and normalizing for income tax
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to operational adjusted EBITDA, excluding securitization debt	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

Operational FFO to debt, excluding securitization debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS adjusted to exclude the impact of special items
Operational FFO	FFO excluding effects of special items
Parent debt to total debt ratio, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational net income attributable to Entergy Corporation divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AFUDC -
equity funds
ALJ
AMI
ANO
APSC
ARO
ASLB
CCGT
CCNO
COD
Cooper
CT
CZM
DCRF
DOE
EAI
EBITDA

EGSL
ELL
EMI
ENOI
ENVY
ESI
EPS
ETI
ETR
EWC
FCA
FERC
FFO
Firm LD
FitzPatrick

FRP
GAAP
Grand Gulf

Indian Point 1
Indian Point 2
Indian Point 3
IPEC
ISO
ISES
LHV

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Allowance for equity funds used during construction
Administrative law judge
Advanced metering infrastructure
Arkansas Nuclear One (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Atomic Safety and Licensing Board
Combined cycle gas turbine
Council of the City of New Orleans, Louisiana
Commercial operation date
Cooper Nuclear Station
Simple cycle combustion turbine
Coastal zone management
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Gulf States Louisiana, L.L.C.
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.
Entergy Nuclear Vermont Yankee
Entergy Services, Inc.
Earnings per share
Entergy Texas, Inc.
Entergy Corporation
Entergy Wholesale Commodities
Forward Capacity Auction
Federal Energy Regulatory Commission
Funds from operations
Firm liquidated damages
James A. FitzPatrick Nuclear Power Plant (nuclear, sold March 31, 2017)
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by System Energy
Indian Point Energy Center Unit 1 (nuclear)
Indian Point Energy Center Unit 2 (nuclear)
Indian Point Energy Center Unit 3 (nuclear)
Indian Point Energy Center (nuclear)
Independent system operator
Independence Steam Electric Station (coal)
Lower Hudson Valley

LPSC
LTM
Michigan PSC
MISO
Moody’s
MPSC
MTEP
Nelson 6
NEPOOL
Ninemile 6
Non-fuel O&M
NDT
NRC
NYISO
NYS
NYSDEC

NYSDOS
NYPA
NYSE
O&M
OCF
OPEB
Palisades
PDSAR
Pilgrim
PPA

PUCT
RFP
RISEC
ROE
ROIC
RPCE
RS Cogen
RSP
SEC
SERI
SPDES
TCRF
Top Deer
Union
UP&O
VPSB
VY

WACC
WQC
YOY

Louisiana Public Service Commission
Last twelve months
Michigan Public Service Commission
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6
Non-fuel operation and maintenance expense
Nuclear decommissioning trust
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York State
New York State Department of Environmental Conservation
New York State Department of State
New York Power Authority
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Other post-employment benefits
Palisades Power Plant (nuclear)
Post-Shutdown Decommissioning Activities Report
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Request for proposal
Rhode Island State Energy Center (CCGT)
Return on equity
Return on invested capital
Rough production cost equalization
RS Cogen facility (CCGT cogen)
Rate Stabilization Plan (ELL Gas)
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
State Pollutant Discharge Elimination System
Transmission cost recovery factor
Top Deer Wind Ventures, LLC
Union Power Station (CCGT)
Utility, Parent & Other
Vermont Public Service Board
Vermont Yankee Nuclear Power Station (nuclear)
Weighted-average cost of capital
Water Quality Certification
Year-over-year

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - EWC Operational Net Revenue
($ in thousands except where noted)		First Quarter
		2017	2016
As-reported net revenue	(A)	494	466
Special items included in net revenue:
EWC Nuclear costs associated with decisions to close or sell plants		91	—
Total special items included in net revenue	(B)	404	466
Operational net revenue	(A-B)

EWC Nuclear
As-reported EWC Nuclear net revenue	(C)	491	464
Special items included in EWC Nuclear net revenue:
EWC Nuclear costs associated with decisions to close or sell plants		91	—
Total special items included in EWC Nuclear net revenue	(D)	401	464
Operational EWC Nuclear net revenue	(C-D)

Totals may not foot due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		First Quarter
		2017	2016
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	(731)	(245)
Preferred dividends		17	20
Tax effected interest expense		409	398
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	(305)	173

Special items in prior quarters		(1,842)	(1,248)
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants		(150)	(13)
Gain on the sale of FitzPatrick		11	—
Income tax benefit resulting from FitzPatrick transaction		45	—
Total special items, rolling 12 months	(C)	(1,937)	(1,261)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B-C)	1,632	1,434

Operational earnings, rolling 12 months	(A-C)	1,206	1,016

Average invested capital	(D)	24,321	24,627

Average common equity	(E)	8,709	9,747

ROIC - as-reported	(B/D)	(1.3%)	0.7%
ROIC - operational	[(B-C)/D]	6.7%	5.8%
ROE - as-reported	(A/E)	(8.4%)	(2.5)%
ROE - operational	[(A-C)/E]	13.9%	10.4%

Totals may not foot due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt

($ in millions except where noted)		First Quarter
		2017	2016
Total debt	(A)	15,611	15,092
Less securitization debt	(B)	637	752
Total debt, excluding securitization debt	(C)	14,974	14,340
Less cash and cash equivalents	(D)	1,083	1,092
Net debt, excluding securitization debt	(E)	13,891	13,248

Total capitalization	(F)	23,871	24,771
Less securitization debt	(B)	637	752
Total capitalization, excluding securitization debt	(G)	23,234	24,019
Less cash and cash equivalents	(D)	1,083	1,092
Net capital, excluding securitization debt	(H)	22,151	22,927

Debt to capital	(A/F)	65.4%	60.9%
Debt to capital, excluding securitization debt	(C/G)	64.4%	59.7%
Net debt to net capital, excluding securitization debt	(E/H)	62.7%	57.8%

Revolver capacity	(I)	4,185	3,794

Gross liquidity	(D+I)	5,268	4,886

Entergy Corporation notes:
Due January 2017		—	500
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	—
Total parent long-term debt	(J)	1,850	1,600
Revolver draw	(K)	225	616
Commercial paper	(L)	1,088	578
Total parent debt	(J)+(K)+(L)	3,163	2,794

Parent debt to total debt, excluding securitization debt	[((J)+(K)+(L))/(C)]	21.1%	19.5%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt (continued)

($ in millions except where noted)		First Quarter
		2017	2016
Total debt	(A)	15,611	15,092
Less securitization debt	(B)	637	752
Total debt, excluding securitization debt	(C)	14,974	14,340
As-reported consolidated net income (loss), rolling 12 months		(714)	(224)
Add back (rolling 12 months):
Interest expense		664	647
Income taxes		(949)	(653)
Depreciation and amortization		1,360	1,340
Regulatory charges (credits)		8	166
Decommissioning expense		373	279
Subtract (rolling 12 months):
Securitization proceeds		143	136
Interest and investment income		169	152
AFUDC-equity funds		68	59
Adjusted EBITDA, rolling 12 months	(D)	362	1,208
Add back special items (rolling 12 months pre-tax):
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants		3,121	2,066
DOE litigation awards for VY and FitzPatrick		(34)	—
Top Deer investment impairment		—	37
Gain on the sale of RISEC		—	(154)
Gain on the sale of FitzPatrick		(16)	—
Operational adjusted EBITDA, rolling 12 months	(E)	3,433	3,157
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	4.4x	4.6x
Net cash flow provided by operating activities, rolling 12 months	(F)	2,995	3,213
AFUDC-borrowed funds used during construction, rolling 12 months	(G)	(34)	(30)
Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		(17)	92
Fuel inventory		54	1
Accounts payable		194	(49)
Prepaid taxes and taxes accrued		(72)	134
Interest accrued		6	4
Other working capital accounts		119	(118)
Securitization regulatory charges		114	106
Total	(H)	398	170
FFO, rolling 12 months	(F)+(G)-(H)	2,563	3,013
Add back special items (rolling 12 months pre-tax):
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants		24	4
Operational FFO, rolling 12 months	(I)	2,587	3,017
Operational FFO to debt, excluding securitization debt	(I)/(C)	17.3%	21.0%

Totals may not foot due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$57,128	$1,132	$2,608	$60,868
Temporary cash investments	379,006	9,495	633,693	1,022,194
Total cash and cash equivalents	436,134	10,627	636,301	1,083,062
Notes receivable	—	(529,436)	529,436	—
Accounts receivable:
Customer	428,476	—	83,749	512,225
Allowance for doubtful accounts	(12,524)	—	—	(12,524)
Associated companies	23,231	(29,024)	5,793	—
Other	125,211	304	8,708	134,223
Accrued unbilled revenues	339,219	—	—	339,219
Total accounts receivable	903,613	(28,720)	98,250	973,143
Deferred fuel costs	117,971	—	—	117,971
Fuel inventory - at average cost	167,017	—	6,118	173,135
Materials and supplies - at average cost	636,773	—	44,494	681,267
Deferred nuclear refueling outage costs	148,886	—	11,664	160,550
Prepayments and other	177,236	(9,074)	40,201	208,363
TOTAL	2,587,630	(556,603)	1,366,464	3,397,491

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	86	198
Decommissioning trust funds	2,873,826	—	3,795,500	6,669,326
Non-utility property - at cost (less accumulated depreciation)	234,321	(11)	9,373	243,683
Other	449,026	—	2,689	451,715
TOTAL	4,947,959	(1,390,685)	3,807,648	7,364,922

PROPERTY, PLANT, AND EQUIPMENT

Electric	44,372,378	3,692	1,009,855	45,385,925
Property under capital lease	619,135	—	—	619,135
Natural gas	418,862	—	—	418,862
Construction work in progress	1,546,643	730	47,076	1,594,449
Nuclear fuel	847,143	—	150,870	998,013
TOTAL PROPERTY, PLANT AND EQUIPMENT	47,804,161	4,422	1,207,801	49,016,384
Less - accumulated depreciation and amortization	20,361,675	198	481,158	20,843,031
PROPERTY, PLANT AND EQUIPMENT - NET	27,442,486	4,224	726,643	28,173,353

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	764,266	—	—	764,266
Other regulatory assets	4,719,430	—	—	4,719,430
Deferred fuel costs	239,149	—	—	239,149
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	13,178	40,291	61,665	115,134
Other	105,982	8,583	52,724	167,289
TOTAL	6,216,104	48,874	117,462	6,382,440

TOTAL ASSETS	$41,194,179	($1,894,190)	$6,018,217	$45,318,206

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$276,209	$—	$57,500	$333,709
Notes payable and commercial paper:
Associated companies	—	(15,098)	15,098	—
Other	235,541	1,087,849	—	1,323,390
Account payable:
Associated companies	10,803	(29,524)	18,721	—
Other	821,863	470	327,165	1,149,498
Customer deposits	403,842	—	—	403,842
Taxes accrued	(45,948)	105,031	63,199	122,282
Interest accrued	164,406	8,836	66	173,308
Deferred fuel costs	104,920	—	—	104,920
Obligations under capital leases	2,721	—	—	2,721
Pension and other postretirement liabilities	60,614	—	12,703	73,317
Other	115,288	1,924	74,844	192,056
TOTAL	2,150,259	1,159,488	569,296	3,879,043

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	8,324,802	(95,552)	(667,868)	7,561,382
Accumulated deferred investment tax credits	224,338	—	—	224,338
Obligations under capital leases	23,573	—	—	23,573
Other regulatory liabilities	1,554,605	—	—	1,554,605
Decommissioning and retirement cost liabilities	2,920,855	—	3,157,721	6,078,576
Accumulated provisions	476,637	—	644	477,281
Pension and other postretirement liabilities	2,233,680	—	719,526	2,953,206
Long-term debt	11,865,168	2,062,036	—	13,927,204
Other	685,726	(380,137)	73,035	378,624
TOTAL	28,309,384	1,586,347	3,283,058	33,178,789

Subsidiaries' preferred stock without sinking fund	178,936	—	24,249	203,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2017	2,051,268	(2,249,823)	201,103	2,548
Paid-in capital	2,799,315	937,872	1,660,892	5,398,079
Retained earnings	5,949,700	2,028,427	143,976	8,122,103
Accumulated other comprehensive income (loss)	(124,683)	—	135,643	10,960
Less - treasury stock, at cost (75,319,784 shares in 2017)	120,000	5,356,501	—	5,476,501
TOTAL	10,555,600	(4,640,025)	2,141,614	8,057,189

TOTAL LIABILITIES AND EQUITY	$41,194,179	$(1,894,190)	$6,018,217	$45,318,206

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$123,956	$939	$4,684	$129,579
Temporary cash investments	622,953	7,453	427,859	1,058,265
Total cash and cash equivalents	746,909	8,392	432,543	1,187,844
Notes receivable	—	(528,459)	528,459	—
Accounts receivable:
Customer	482,302	—	172,693	654,995
Allowance for doubtful accounts	(11,924)	—	—	(11,924)
Associated companies	22,892	(24,532)	1,640	—
Other	148,743	—	9,676	158,419
Accrued unbilled revenues	368,677	—	—	368,677
Total accounts receivable	1,010,690	(24,532)	184,009	1,170,167
Deferred fuel costs	108,465	—	—	108,465
Fuel inventory - at average cost	173,388	—	6,212	179,600
Materials and supplies - at average cost	645,682	—	52,841	698,523
Deferred nuclear refueling outage costs	128,577	—	17,644	146,221
Prepayments and other	161,495	(8,629)	40,582	193,448
TOTAL	2,975,206	(553,228)	1,262,290	3,684,268

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	86	198
Decommissioning trust funds	2,755,937	—	2,967,960	5,723,897
Non-utility property - at cost (less accumulated depreciation)	224,148	(11)	9,504	233,641
Other	466,599	—	3,065	469,664
TOTAL	4,837,470	(1,390,685)	2,980,615	6,427,400

PROPERTY, PLANT, AND EQUIPMENT

Electric	44,173,933	3,690	1,013,593	45,191,216
Property under capital lease	619,527	—	—	619,527
Natural gas	413,224	—	—	413,224
Construction work in progress	1,334,169	631	43,380	1,378,180
Nuclear fuel	816,794	—	221,105	1,037,899
TOTAL PROPERTY, PLANT AND EQUIPMENT	47,357,647	4,321	1,278,078	48,640,046
Less - accumulated depreciation and amortization	20,290,630	197	427,812	20,718,639
PROPERTY, PLANT AND EQUIPMENT - NET	27,067,017	4,124	850,266	27,921,407

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	761,280	—	—	761,280
Other regulatory assets	4,769,913	—	—	4,769,913
Deferred fuel costs	239,100	—	—	239,100
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,415	40,309	62,161	117,885
Other	59,251	9,125	1,537,633	1,606,009
TOTAL	6,219,058	49,434	1,602,867	7,871,359

TOTAL ASSETS	$41,098,751	($1,890,355)	$6,696,038	$45,904,434

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$364,900	$—	$—	$364,900
Notes payable and commercial paper:
Associated companies	—	(15,555)	15,555	—
Other	70,686	344,325	—	415,011
Account payable:
Associated companies	24,338	(46,062)	21,724	—
Other	990,033	585	294,959	1,285,577
Customer deposits	403,311	—	—	403,311
Taxes accrued	(27,752)	126,885	81,981	181,114
Interest accrued	159,300	27,882	47	187,229
Deferred fuel costs	102,753	—	—	102,753
Obligations under capital leases	2,423	—	—	2,423
Pension and other postretirement liabilities	63,026	—	13,916	76,942
Other	138,880	1,943	40,013	180,836
TOTAL	2,291,898	440,003	468,195	3,200,096

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	8,132,129	8,898	(645,737)	7,495,290
Accumulated deferred investment tax credits	227,147	—	—	227,147
Obligations under capital leases	24,582	—	—	24,582
Other regulatory liabilities	1,572,929	—	—	1,572,929
Decommissioning and retirement cost liabilities	2,879,307	—	3,113,169	5,992,476
Accumulated provisions	480,474	—	1,162	481,636
Pension and other postretirement liabilities	2,299,122	—	736,888	3,036,010
Long-term debt	11,886,598	2,536,557	44,500	14,467,655
Other	686,140	(391,127)	826,606	1,121,619
TOTAL	28,188,428	2,154,328	4,076,588	34,419,344

Subsidiaries' preferred stock without sinking fund	178,936	—	24,249	203,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2016	2,051,268	(2,249,823)	201,103	2,548
Paid-in capital	2,799,315	953,993	1,663,937	5,417,245
Retained earnings	5,834,123	2,189,728	171,720	8,195,571
Accumulated other comprehensive income (loss)	(125,217)	—	90,246	(34,971)
Less - treasury stock, at cost (75,623,363 shares in 2016)	120,000	5,378,584	—	5,498,584
TOTAL	10,439,489	(4,484,686)	2,127,006	8,081,809

TOTAL LIABILITIES AND EQUITY	$41,098,751	($1,890,355)	$6,696,038	$45,904,434

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$1,991,761	($21)	$—	$1,991,740
Natural gas	43,351	—	—	43,351
Competitive businesses	—	—	553,367	553,367
Total	2,035,112	(21)	553,367	2,588,458

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	395,945	(21)	21,642	417,566
Purchased power	320,295	21	37,452	357,768
Nuclear refueling outage expenses	36,577	—	5,987	42,564
Other operation and maintenance	567,590	4,854	295,102	867,546
Asset write-offs, impairments and related charges	—	—	211,791	211,791
Decommissioning	39,510	—	74,864	114,374
Taxes other than income taxes	132,623	809	22,921	156,353
Depreciation and amortization	294,358	314	52,593	347,265
Other regulatory credits	(85,302)	—	—	(85,302)
Total	1,701,596	5,977	722,352	2,429,925

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME	333,516	(5,998)	(152,715)	174,803

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	19,008	—	—	19,008
Interest and investment income	51,681	(38,270)	43,138	56,549
Miscellaneous - net	(3,768)	(1,215)	10,484	5,501
Total	66,921	(39,485)	53,622	81,058

INTEREST EXPENSE
Interest expense	143,364	21,284	6,441	171,089
Allowance for borrowed funds used during construction	(9,042)	—	—	(9,042)
Total	134,322	21,284	6,441	162,047

INCOME BEFORE INCOME TAXES	266,115	(66,767)	(105,534)	93,814

Income taxes	98,492	(12,392)	(78,337)	7,763

CONSOLIDATED NET INCOME	167,623	(54,375)	(27,197)	86,051

Preferred dividend requirements of subsidiaries	2,899	—	547	3,446

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$164,724	($54,375)	($27,744)	$82,605

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.92	($0.30)	($0.16)	$0.46
DILUTED	$0.92	($0.30)	($0.16)	$0.46

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,335,063
DILUTED				179,842,053
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,042,180	($20)	$—	$2,042,160
Natural gas	45,613	—	—	45,613
Competitive businesses	—	—	522,079	522,079
Total	2,087,793	(20)	522,079	2,609,852

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	460,969	(20)	44,018	504,967
Purchased power	250,610	19	11,694	262,323
Nuclear refueling outage expenses	32,433	—	18,798	51,231
Other operation and maintenance	514,148	4,102	213,665	731,915
Asset write-offs, impairments and related charges	—	—	7,361	7,361
Decommissioning	37,243	—	31,385	68,628
Taxes other than income taxes	125,021	516	24,241	149,778
Depreciation and amortization	277,908	257	56,107	334,272
Other regulatory charges	1,159	—	—	1,159
Total	1,699,491	4,874	407,269	2,111,634

OPERATING INCOME	388,302	(4,894)	114,810	498,218

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	18,932	—	—	18,932
Interest and investment income	44,530	(38,586)	26,809	32,753
Miscellaneous - net	(5,981)	(959)	(3,646)	(10,587)
Total	57,481	(39,545)	23,163	41,098

INTEREST EXPENSE
Interest expense	147,978	19,730	6,103	173,811
Allowance for borrowed funds used during construction	(9,682)	—	—	(9,682)
Total	138,296	19,730	6,103	164,129

INCOME BEFORE INCOME TAXES	307,487	(64,169)	131,870	375,187

Income taxes	107,836	(20,204)	52,314	139,945

CONSOLIDATED NET INCOME	199,651	(43,965)	79,556	235,242

Preferred dividend requirements of subsidiaries	4,729	—	547	5,276

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$194,922	($43,965)	$79,009	$229,966

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.09	($0.25)	$0.45	$1.29
DILUTED	$1.09	($0.25)	$0.44	$1.28

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,578,536
DILUTED				178,976,380
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,816,339	($101)	$—	$8,816,238
Natural gas	127,086	—	—	127,086
Competitive businesses	—	—	1,880,927	1,880,927
Total	8,943,425	(101)	1,880,927	10,824,251

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,498,928	(101)	222,973	1,721,800
Purchased power	1,228,183	101	87,687	1,315,972
Nuclear refueling outage expenses	131,668	—	68,344	200,011
Other operation and maintenance	2,413,251	23,012	996,080	3,432,344
Asset write-offs, impairments and related charges	—	—	3,040,067	3,040,067
Decommissioning	154,622	—	218,549	373,171
Taxes other than income taxes	505,112	1,011	92,954	599,076
Depreciation and amortization	1,162,138	1,703	196,338	1,360,179
Other regulatory charges - net	7,781	—	—	7,781
Total	7,101,683	25,726	4,922,992	12,050,401

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME (LOSS)	1,841,742	(25,827)	(3,025,795)	(1,209,880)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	67,638	—	—	67,638
Interest and investment income	197,145	(153,017)	124,794	168,922
Miscellaneous - net	(18,804)	(8,130)	1,407	(25,528)
Total	245,979	(161,147)	126,201	211,032

INTEREST EXPENSE
Interest expense	587,108	87,519	23,196	697,823
Allowance for borrowed funds used during construction	(33,535)	—	—	(33,535)
Total	553,573	87,519	23,196	664,288

INCOME (LOSS) BEFORE INCOME TAXES	1,534,148	(274,493)	(2,922,790)	(1,663,135)

Income taxes	415,044	(41,572)	(1,322,914)	(949,441)

CONSOLIDATED NET INCOME (LOSS)	1,119,104	(232,921)	(1,599,876)	(713,694)

Preferred dividend requirements of subsidiaries	15,097	—	2,188	17,284

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,104,007	($232,921)	($1,602,064)	($730,978)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$6.17	($1.30)	($8.95)	($4.08)
DILUTED	$6.17	($1.30)	($8.95)	($4.08)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,073,043
DILUTED				179,073,043
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,132,921	$(71)	$—	$9,132,850
Natural gas	128,847	—	—	128,847
Competitive businesses	—	—	1,941,316	1,941,316
Total	9,261,768	(71)	1,941,316	11,203,013

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,068,783	(71)	257,972	2,326,684
Purchased power	1,233,523	75	77,509	1,311,107
Nuclear refueling outage expenses	121,104	—	116,574	237,678
Other operation and maintenance	2,401,795	14,281	900,707	3,316,783
Asset write-offs, impairments and related charges	68,672	—	2,043,595	2,112,267
Decommissioning	145,126	—	133,875	279,001
Taxes other than income taxes	501,278	839	109,560	611,677
Depreciation and amortization	1,104,707	1,979	232,876	1,339,562
Other regulatory charges (credits) - net	166,006	—	—	166,006
Total	7,810,994	17,103	3,872,668	11,700,765

Gain on sale of asset	—	—	154,037	154,037

OPERATING INCOME (LOSS)	1,450,774	(17,174)	(1,777,315)	(343,715)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	59,101	—	—	59,101
Interest and investment income	181,059	(154,677)	125,300	151,682
Miscellaneous - net	(27,071)	(11,734)	(58,758)	(97,563)
Total	213,089	(166,411)	66,542	113,220

INTEREST EXPENSE
Interest expense	574,291	76,304	26,975	677,570
Allowance for borrowed funds used during construction	(30,192)	—	—	(30,192)
Total	544,099	76,304	26,975	647,378

INCOME (LOSS) BEFORE INCOME TAXES	1,119,764	(259,889)	(1,737,748)	(877,873)

Income taxes	33,347	(58,584)	(628,216)	(653,453)

CONSOLIDATED NET INCOME (LOSS)	1,086,417	(201,305)	(1,109,532)	(224,420)

Preferred dividend requirements of subsidiaries	18,038	—	2,188	20,226

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,068,379	($201,305)	($1,111,720)	($244,646)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$5.97	($1.13)	($6.21)	($1.37)
DILUTED	$5.97	($1.13)	($6.21)	($1.37)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,909,039
DILUTED				178,909,039
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2017 vs. 2016
(Dollars in thousands)
(Unaudited)
	2017	2016	Variance

OPERATING ACTIVITIES
Consolidated net income	$86,051	$235,242	($149,191)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	531,373	500,248	31,125
Deferred income taxes, investment tax credits, and non-current taxes accrued	16,497	75,415	(58,918)
Asset write-offs, impairments and related charges	145,026	7,361	137,665
Gain on sale of assets	(16,270)	—	(16,270)
Changes in working capital:
Receivables	156,201	76,532	79,669
Fuel inventory	6,465	(9,089)	15,554
Accounts payable	(47,682)	(67,364)	19,682
Prepaid taxes and taxes accrued	(58,832)	(15,996)	(42,836)
Interest accrued	(13,921)	(27,535)	13,614
Deferred fuel costs	(7,389)	97,566	(104,955)
Other working capital accounts	(7,324)	(95,291)	87,967
Changes in provisions for estimated losses	(4,031)	(3,968)	(63)
Changes in other regulatory assets	47,497	56,047	(8,550)
Changes in other regulatory liabilities	(18,324)	18,735	(37,059)
Changes in pensions and other postretirement liabilities	(86,430)	(89,046)	2,616
Other	(199,514)	(226,036)	26,522
Net cash flow provided by operating activities	529,393	532,821	(3,428)
INVESTING ACTIVITIES
Construction/capital expenditures	(794,448)	(636,011)	(158,437)
Allowance for equity funds used during construction	19,254	19,107	147
Nuclear fuel purchases	(137,613)	(85,819)	(51,794)
Payment for purchase of plant	—	(947,778)	947,778
Proceeds from sale of assets	100,000	—	100,000
Insurance proceeds received for property damages	20,909	—	20,909
Changes in securitization account	(963)	(1,399)	436
Payments to storm reserve escrow account	(480)	(367)	(113)
Receipts from storm reserve escrow account	8,836	—	8,836
Increase in other investments	(10,377)	(196,509)	186,132
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	25,493	—	25,493
Proceeds from nuclear decommissioning trust fund sales	513,750	729,414	(215,664)
Investment in nuclear decommissioning trust funds	(556,161)	(758,665)	202,504
Net cash flow used in investing activities	(811,800)	(1,878,027)	1,066,227
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	236,198	2,869,808	(2,633,610)
Treasury stock	2,448	5,787	(3,339)
Retirement of long-term debt	(811,690)	(1,903,670)	1,091,980
Changes in credit borrowings and commercial paper - net	908,378	271,730	636,648
Other	1,810	(644)	2,454
Dividends paid:
Common stock	(156,073)	(151,839)	(4,234)
Preferred stock	(3,446)	(5,276)	1,830
Net cash flow provided by financing activities	177,625	1,085,896	(908,271)
Net decrease in cash and cash equivalents	(104,782)	(259,310)	154,528
Cash and cash equivalents at beginning of period	1,187,844	1,350,961	(163,117)
Cash and cash equivalents at end of period	$1,083,062	$1,091,651	($8,589)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$178,134	$251,305	($73,171)
Income taxes	($18,044)	$26,382	($44,426)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2017 vs. 2016
(Dollars in thousands)
(Unaudited)
	2017	2016	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	($713,694)	($224,420)	($489,274)
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,154,416	2,091,476	62,940
Deferred income taxes, investment tax credits, and non-current taxes accrued	(895,175)	(840,667)	(54,508)
Asset write-offs, impairments and related charges	2,973,302	2,112,267	861,035
Gain on sale of asset	(16,270)	(154,037)	137,767
Changes in working capital:
Receivables	(17,306)	92,396	(109,702)
Fuel inventory	53,764	1,088	52,676
Accounts payable	194,103	(48,875)	242,978
Prepaid taxes and taxes accrued	(71,799)	133,914	(205,713)
Interest accrued	6,279	3,571	2,708
Deferred fuel costs	(346,851)	315,020	(661,871)
Other working capital accounts	119,164	(118,373)	237,537
Changes in provisions for estimated losses	20,842	37,264	(16,422)
Changes in other regulatory assets	(57,019)	225,282	(282,301)
Changes in other regulatory liabilities	120,972	64,119	56,853
Changes in pensions and other postretirement liabilities	(134,303)	(482,955)	348,652
Other	(395,154)	5,977	(401,131)
Net cash flow provided by operating activities	2,995,271	3,213,047	(217,776)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,938,659)	(2,603,913)	(334,746)
Allowance for equity funds used during construction	68,492	59,665	8,827
Nuclear fuel purchases	(366,500)	(483,031)	116,531
Payment for purchase of plant	(1,551)	(947,778)	946,227
Proceeds from sale of assets	100,000	487,406	(387,406)
Insurance proceeds received for property damages	41,877	11,654	30,223
Changes in securitization account	4,443	(6,954)	11,397
Payments to storm reserve escrow account	(1,657)	(67,665)	66,008
Receipts from storm reserve escrow account	8,836	5,916	2,920
Decrease (increase) in other investments	195,187	(196,216)	391,403
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	194,578	18,296	176,282
Proceeds from nuclear decommissioning trust fund sales	2,193,256	2,728,749	(535,493)
Investment in nuclear decommissioning trust funds	(2,282,123)	(2,793,059)	510,936
Net cash flow used in investing activities	(2,783,821)	(3,786,930)	1,003,109
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,166,948	5,883,932	(1,716,984)
Preferred stock of subsidiary	—	107,426	(107,426)
Treasury stock	29,775	6,997	22,778
Retirement of long-term debt	(4,219,344)	(4,679,930)	460,586
Repurchase of common stock	—	(74,729)	74,729
Repurchase / redemption of preferred stock	(115,283)	(94,285)	(20,998)
Changes in credit borrowings and commercial paper - net	557,311	(42,329)	599,640
Other	(4,418)	(459)	(3,959)
Dividends paid:
Common stock	(616,069)	(601,480)	(14,589)
Preferred stock	(18,959)	(20,155)	1,196
Net cash flow provided by (used in) financing activities	(220,039)	484,988	(705,027)
Net decrease in cash and cash equivalents	(8,589)	(88,895)	80,306
Cash and cash equivalents at beginning of period	1,091,651	1,180,546	(88,895)
Cash and cash equivalents at end of period	$1,083,062	$1,091,651	($8,589)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$673,608	$711,149	($37,541)
Income taxes	$50,891	$64,052	($13,161)